Exhibit 10.14

Notice of Award

SMALL BUSINESS INNOVATION RESEARCH PROG Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON DRUG ABUSE	Issue Date: 07/14/2011

Grant Number: 1R43DA032161-01

Principal Investigator(s):
AUDRA L STINCHCOMB, PHD

Project Title: Transdermal Cannabidiol Prodrug Delivery

Dr. Stinchcomb, Audra, PhD
Chief Scientific Officer
AllTranz Inc
2277 Thunderstick Dr
Lexington, KY 405059002

Award e-mailed to:  astin2@email.uky.edu

Budget Period: 07/15/2011 -12/31/2011
Project Period: 07/15/2011 - 12/31/2011

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $160,500 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to ALLTRANZ, INC. in support of the above referenced project.  This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release or other document that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as “The project described was supported by Award Number R43DA032161 from the National Institute On Drug Abuse.  The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institute On Drug Abuse or the National Institutes of Health.”

Award recipients are required to comply with the NIH Public Access Policy.  This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health.  The author’s final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process.  For additional information, please visit http://publicaccess.nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator.  Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIH-funded research or proposed research, including the Investigator’s spouse and dependent children.  Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators’ responsibilities.  Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the

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existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report.  Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F. These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award.  The NIH website http://qrants.nih.gov/qrants/policy/coi/index.htm provides additional information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Deborah S Wertz
Grants Management Officer
NATIONAL INSTITUTE ON DRUG ABUSE

Additional information follows

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SECTION I - AWARD DATA- 1R43DA032161-01

Award Calculation (U.S. Dollars)
Salaries and Wages	$62,426
Fringe Benefits	$12,486
Supplies	$14,374

Federal Direct Costs	$89,286
Federal F&A Costs	$60,714
Approved Budget	$150,000
Fee	$10,500
Federal Share	$160,500
TOTAL FEDERAL AWARD AMOUNT	$160,500

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$160,500

SUMMARY TOTALS FOR ALL YEARS

YR	THIS AWARD	CUMULATIVE TOTALS
1	$160,500	$160,500

Fiscal Information:
CFDA Number:	93.279
EIN:	1260389433A1
Document Number:	RDA032161A
Fiscal Year:	2011

IC	CAN	2011
DA	8472671	$160,500

NIH Administrative Data:

PCC:  MF/MKP / OC: 414A / Processed: PFLEMING 07/11/2011

SECTION II — PAYMENT/HOTLINE INFORMATION — 1R43DA032161-01

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III — TERMS AND CONDITIONS — 1R43DA032161-01

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.                                      The grant program legislation and program regulation cited in this Notice of Award.

b.                                      Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.                                       45 CFR Part 74 or 45 CFR Part 92 as applicable.

d.                                      The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.                                       This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the Central Contractor Registration.  Should a consortium/subaward be issued under this award, a DUNS requirement must be included.   See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award may be subject to the Transparency Act subaward and executive compensation reporting requirements of 2 CFR Part 170.  See http://qrants.nih.gov/qrants/policy/awardconditions.htm for the full NIH award term implementing this requirement and additional award applicability information.

In accordance with PL. 110-161, compliance with the NIH Public Access Policy is now mandatory.  For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award represents the final year of the competitive segment for this grant.  Therefore, see the NIH Grants Policy Statement Section 8.4 Closeout for closeout requirements at: http://grants.nih.gov/grants/policy/#gps.

A final Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see the NIH Grants Policy Statement Section 8.4.1.4 Financial Reports, http://grants.nih.gov/grants/policy/#gps, for additional information on this submission requirement.  The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations.  There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) cash transaction data.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date.

Furthermore, unless an application for competitive renewal is submitted, a final progress report must also be submitted within 90 days of the expiration date.   Institute/Centers may accept the progress report contained in competitive renewal (type 2) in lieu of a separate final progress report.  Contact the awarding IC for IC-specific policy regarding acceptance of a progress report contained in a competitive renewal application in lieu of a separate final progress report.

NIH strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons.  If the final progress report and final invention statement are not submitted through the Commons, a copy can be emailed or sent to the contacts listed below.  Copies of the HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm.

Submissions of the final progress report and HHS 568 may be e-mailed as PDF attachments to the NIH Central Closeout Center at: DeasCentralized@od.nih.gov.

Paper submissions of the final progress report and the HHS 568 may be faxed to the NIH Central Closeout Center at 301-480-2304 or mailed to the NIH Central Closeout Center at the following address:

NIH/OD/OER/DEAS
Central Closeout Center
6705 Rockledge Drive, Room 2207
Bethesda, MD 20892-7987 (for regular or U.S.  Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express mail delivery only)

The final progress report should include, at a minimum, a summary of progress toward the achievement of the originally stated aims, a list of significant results (positive and/or negative), a list of publications and the grant number.  If human subjects were included in the research, the final progress report should also address the following:

Report on the inclusion of gender and minority study subjects (using the gender and minority Inclusion Enrollment Form as provided in the PHS 2590 and available at http://grants.nih.gov/grants/forms.htm).

Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see NIH Grants Policy Statement Section 4.1.15.7

Inclusion of Children as Subjects in Clinical Research at URL http://qrants.nih.gov/qrants/policy/tfqps).

Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

Note, if this is the final year of a competitive segment due to the transfer of the grant to another institution, then not all the requirements stated above are applicable.  Specifically a Final Progress Report is not required.  However, a final FFR is required and should be submitted electronically as noted above.  In addition, if not already submitted, the Final Invention Statement is required and should be sent directly the assigned Grants Management Specialist.

Treatment of Program Income:

Additional Costs

SECTION IV- DA Special Terms and Conditions - 1R43DA032161-01

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Division of Payment Management of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements.  Payment may be made on a cost-reimbursement or advance basis.  Cost reimbursements may be requested monthly, quarterly or at other periodic intervals.  Advance payments may be requested on a monthly basis only.  The telephone number for the Payment Management System Office is 1-877-614-5533.  The Division of Payment Management website is: http://www.dpm.psc.gov/

INTELLECTUAL PROPERTY RIGHTS: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support.  Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401.  These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986.  For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C, Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items, whenever possible.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs.  The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

The Code of Federal Regulations (Title 45 Part 74.26) stipulates that a commercial organization is subject to audit requirements for a non-federal audit if, during its fiscal year, it expended $500,000 or more under HHS awards and at least one award is an HHS grant or subgrant.  Therefore, the organization must have one grant or subgrant in order to be required to obtain a non-federal audit, but other HHS awards are included in the threshold calculations and the scope of the audit. (See threshold calculation examples, http://oamp.od.nih.gov/dfas/faqexamples.html.)

This award represents the final year of the competitive segment Phase I for this grant.  Therefore, see the NIH Grants Policy Statement, October 2010, Part II, http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part8.htm#_Toc54600151, pages 139-141, a Financial Status Report (SF 269) must be submitted within 90 days of the expiration date.  In addition, unless an application for competitive renewal is funded, grant closeout documents consisting of a Final Invention Statement (HHS 568), and a final progress report must also be submitted within 90 days of the expiration date.  The Financial Status Report and Final Invention Statement are available at: http://grants.nih.gov/grants/forms.htm

There is no ?form page? for a Final Report.  The Final Progress Report may be typed on plain white paper (or you may use the PHS 398 Continuation Page).  The recommended length for the narrative portion is 10 pages.

Phase I grantees that (1) do not intend to seek Phase II support or (2) are not prepared to submit a Phase II application within four months following the expiration of the Phase I budget period, must submit a final report of their Phase I effort.  Otherwise, the Phase I Final Report is a part of the Phase II application.

The format for the Final Report is as follows:

1.       State the beginning and ending dates for the period covered by the STTR Phase I grant.

2.       List all key personnel who have worked on the project during that period, their titles, dates of service, and number of hours devoted to the project.

3.       Summarize the specific aims of the Phase I grant.

4.       Provide a succinct account of published and unpublished results, indicating progress toward their achievement.  Summarize the importance of the findings.  Discuss any changes in the specific aims since the project was initiated.  Include the Inclusion Enrollment Report with the final enrollment data for clinical research (MS Word or PDF).

5.       List titles and complete references to publications, and manuscripts accepted for publication, if any, that resulted from the project?s effort.  Submit five copies of such items, except patent and invention reports, as an Appendix.

6.       List patents, copyrights, trademarks, invention reports and other printed materials, if any, that resulted from the project or describe patent status, trade secrets or other demonstration of IP protection.

7.       Describe the technology developed from this SBIR/STTR, its intended use and who will use it.

8.       Describe the current status of the product (e.g., under development, commercialized, in use, discontinued).

9.       If applicable, describe the status of FDA approval for your product, process, or service (e.g., continuing pre-IND studies, filed an IND, in Phase I (or II or III) clinical trials, applied for approval, review ongoing, approved, not approved).

10.    Describe how your company has benefited from the program and/or the technology developed (e.g., firm’s growth, follow-on funding, increased technical expertise, licensing agreements, spin-off companies, public offering [include stock exchange and symbol]).

11.    List of the generic and/or commercial name of product, process, or service, if any, that resulted from SBIR/STTR funding.  If applicable, indicate the number of products sold.

12.    Provide the current number of employees (total full time equivalents [FTEs]).

If human subjects were included in the research, the final progress report should also address the following:

• Report on the inclusion of gender and minority study subjects (using the gender and minority inclusion table as provided in the PHS 2590)

• Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see ?Public Policy Requirements and Objectives? Requirements for Inclusiveness in Research Design?Inclusion of Children as Subjects in Clinical Research? in the PHS 398 at URL http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part5.htm#_Toc54600090)

• Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

The Final Progress Report and Final Invention Statement should be submitted in an electronic format.

If the grantee institution is registered to do business in the NIH Commons, all required documents should be submitted electronically.  The Final Progress Report (FPR) and the Final Invention Statement (FIS) should be submitted electronically through the NIH Commons available at https://commons. era. nih.gov/commons/.

If electronic submission is not feasible, you may fax your documents to our central fax gateway at 301-480-2304.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions.  The Program Official is responsible for the scientific, programmatic and technical aspects of this project.  These individuals work together in overall project administration.  Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist.  Requests may be made via e-mail.

Grants Management Specialist: Diana Haikalis
Email: dh84m@nih.gov Phone: (301) 435-1373 Fax: (301) 594-6849

Program Official: Moo Kwang Park
Email: MP264A@NIH.GOV Phone: (301) 443-9813

SPREADSHEET SUMMARY
GRANT NUMBER: 1R43DA032161-01

INSTITUTION: ALLTRANZ, INC.

Budget	Year 1
Salaries and Wages	$62,426
Fringe Benefits	$12,486
Supplies	$14,374
FEE	$10,500
TOTAL FEDERAL DC	$89,286
TOTAL FEDERAL F&A	$60,714
TOTAL COST	$160,500

Facilities and Administrative Costs	Year 1
F&A Cost Rate 1	68%
F&A Cost Base 1	$89,286
F&A Costs 1	$60,714